EXHIBIT 11
                             MIDDLESEX WATER COMPANY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                    Three Months Ended                               Nine Months Ended
                                                      September 30,                                    September 30,
                                              1998                     1997                    1998                    1997
Basic:                                 Income       Shares      Income      Shares       Income     Shares       Income     Shares
                                     ----------   ---------   ----------   ---------   ----------  ---------   ----------  ---------
Income Before Preferred Stock
   Dividend Requirement              $2,347,572   4,357,571   $1,893,943   4,243,478  $5,184,831  4,326,337   $4,486,788  4,226,241
Less Preferred Stock
   Dividend Requirement                 (79,697)                 (66,398)               (239,090)               (145,861)
                                     ----------   ---------   ----------   ---------  ----------  ---------   ----------  ---------
Earnings Applicable to Common Stock  $2,267,875   4,357,571   $1,827,545   4,243,478  $4,945,741  4,326,337   $4,340,927  4,226,241

Basic Earnings Per Share
   of Common Stock                   $     0.52               $     0.43              $     1.14              $     1.03
                                     ----------               ----------              ----------              ----------

Diluted:
Earnings Applicable to Common Stock  $2,267,875   4,357,571   $1,827,545   4,243,478  $4,945,741  4,326,337   $4,340,927  4,226,241
Convertible Preferred Stock
   $7.00 Series Dividend                 26,042      89,286       26,077      89,406      78,125     89,286       78,230     89,406
Convertible Preferred Stock
   $8.00 Series Dividend                 40,000     137,140       27,178      92,420     120,000    137,140       27,178     31,145
                                     ----------   ---------   ----------   ---------  ----------  ---------   ----------  ---------
Adjusted Earnings Applicable
   to Common Stock                   $2,333,917   4,583,997   $1,880,800   4,425,304  $5,143,866  4,552,763   $4,446,335  4,346,792

Diluted Earnings Per Share
   of Common Stock                   $     0.51               $     0.43              $     1.13              $     1.02
                                     ----------               ----------              ----------              ----------
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